Registration No. 33-______

                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MOTOROLA, INC.
            (Exact name of issuer as specified in its charter)

               Delaware                                36-1115800
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)               Identification Number)

            1303 East Algonquin Road, Schaumburg, Illinois  60196
             (Address of Principal Executive Offices)  (Zip Code)

                MOTOROLA PROFIT SHARING AND INVESTMENT PLAN
     (formerly the Motorola Employee's Savings and Profit Sharing Plan)
                          (Full Title of the Plan)
                            ___________________

               Carl F. Koenemann, Executive Vice President
          1303 East Algonquin Road, Schaumburg, Illinois 60196
                (Name and Address of agent for service)

                             (847) 576-5000
        (Telephone number, including area code, of agent for service)

                      Calculation Of Registration Fee
__________________________________________________________________________
                                Proposed       Proposed
 Title of                       maximum        maximum
 securities     Amount          offering       aggregate      Amount of
 to be          to be           price          offering       registration
 registered     registered(1)   per share(2)   price (2)      fee
__________________________________________________________________________
Motorola, Inc.
Common Stock    5,300,000 shares    $51.19     $271,307,000    $93,554.14
($3 Par Value)(3)


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for purposes of calculating registration fee, pursuant to Rule 457(c) and (h)(1), on the basis of the average of the high and low reported sales price of the registrant's Common Stock on the New York Stock Exchange - Composite Tape on September 23, 1996.
(3) Includes preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced separately from the Common Stock.
                            ____________________

The contents of Registration Statement No. 33-58714 on Form S-8 are incorporated herein by reference.


PART 1 - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part 1 of Form S-8.


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     5. The description of the Company's Preferred Share Purchase Rights included in the Registration Statement on Form 8-A dated November 15, 1988, as amended by amendments on Forms 8 dated August 9, 1990 and December 2, 1992 and Form 8-A/A dated February 28, 1994.

Item 8.  Exhibits.

     5(a) An opinion of counsel as to the legality of the shares of common stock being registered is not required since such shares are not original issuance shares.

     5(b) The Company received a favorable determination letter dated June 9, 1994 from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Internal Revenue Code. The Plan has been amended since that date. The Company undertakes to submit the Plan, as amended, to the IRS in a timely manner for a new determination letter as to its qualified status, and the Company will make all changes required by the IRS in order to qualify the Plan.

     23.   The consent of KPMG Peat Marwick.

     24.   Powers of Attorney.


                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg, State of Illinois, on the 25th day of September, 1996.

                                              MOTOROLA, INC.

                                              By:  /s/ Gary L. Tooker
                                              Gary L. Tooker, Vice Chairman
                                              and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed below by the following persons in the capacities and on the date or dates indicated.

         SIGNATURE                  TITLE                     DATE

/s/ Gary L. Tooker          Director and Principal       September 25, 1996
Gary L. Tooker              Executive Officer

Kenneth J. Johnson          Principal Accounting         September 25, 1996
                            Officer

Carl F. Koenemann           Principal Financial          September 25, 1996
                            Officer

By: /s/ Gary L. Tooker
    Gary L. Tooker
    Attorney-in-Fact

H. Laurance Fuller, Christopher B. Galvin,)
Robert W. Galvin, Anne P. Jones, Donald R.)
Jones, Judy C. Lewent,  Walter E. Massey, ) Majority of
John F. Mitchell,  Thomas J. Murrin,      ) Directors    September 25, 1996
Nicholas Negroponte,  John E. Pepper, Jr.,)
William J. Weisz,  B. Kenneth West,       )     By:  /s/ Gary L. Tooker
John A. White                             )          Gary L. Tooker
                                                     Attorney-in-Fact


The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg, State of Illinois on the 25th day of September, 1996.

                                      MOTOROLA PROFIT SHARING
                                      AND INVESTMENT PLAN

                                      By:  /s/ Gary L. Tooker
                                           Gary L. Tooker
                                           Attorney-in-Fact for
                                           Carl F. Koenemann
                                           Authorized Member of
                                           the Management Committee